UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 7, 2020

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
 (Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Placement Agent Agreement

On October 7, 2020, American Resources Corporation (the “Company”) entered into a Placement Agent Agreement (the “Agreement”) with Kingswood Capital Markets (“Kingswood”), a division of Benchmark Investments, Inc. as the placement agent, with respect to the issuance and sale of an aggregate of 5,200,000 shares (the “Shares”) of Class A Common stock, par value $0.0001 per share (the “Common Stock”) to accredited investors (each, an “Investor” and collectively, the “Investors”). The public offering price for each Share was $2.50. The gross proceeds of the offering, before deducting underwriter discounts and commissions and other offering expenses, are $13,000,000.

The Common Stock are being offered and sold to the public pursuant to the Company’s registration statement on Form S-3, (File No. 333-230786), which was declared effective with the U.S. Securities and Exchange Commission (“SEC”) on June 4, 2019. A preliminary prospectus supplement relating to the offering was filed with the SEC on October 9, 2020 and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement may be obtained from Kingswood Capital Markets, division of Benchmark Investments, Inc., 17 Battery Place, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002.

Pursuant to the Agreement, the Company agreed to pay Kingswood a cash fee equal to 6% of the aggregate gross proceeds received by the Company from the sale of the Shares at the Closing. The Company has also agreed to pay Kingswood a non-accountable expense reimbursement relating to the offering of up to 1% of the gross proceeds received by the Company from the sale of the Shares at the Closing.

The Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Kingswood, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The offering is expected to close on or about October 9, 2020 (the “Closing Date”).

A copy of the Placement Agent Agreement is included herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Law Office of Clifford J. Hunt, P.A. relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company’s press releases, dated October 7, 2020 and October 9, 2020, announcing the pricing of the offering and the closing of the offering are attached as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management and involve a number of risks and uncertainties, many of which are beyond the control of the Company including the substantial doubt relating to the Company’s ability to continue as a going concern. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Placement Agent Agreement entered into by and between American Resources Corp. and Kingswood Capital Markets, dated October 7, 2020.
5.1	Opinion of Law Office of Clifford J. Hunt, P.A.
99.1	Press Release Dated October 7, 2020
99.2	Press Release Dated October 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: October 9, 2020	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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